                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              DEPOTECH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              DEPOTECH CORPORATION
                           10450 Science Center Drive
                           San Diego, California 92121

                                  April 7, 1997


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of DepoTech Corporation, which will be held at the Company's executive offices, 10450 Science Center Drive, San Diego, California on Wednesday, May 14, 1997 at 9:00 a.m.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

         In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

         We look forward to seeing you on May 14, 1997.

                                       Sincerely,


                                       /s/ Edward L. Erickson

                                       EDWARD L. ERICKSON
                                       President and Chief Executive Officer




--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

--------------------------------------------------------------------------------

                              DEPOTECH CORPORATION
                           10450 Science Center Drive
                           San Diego, California 92121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  May 14, 1997


         The Annual Meeting of Shareholders of DepoTech Corporation (the "Company") will be held at the Company's executive offices, 10450 Science Center Drive, San Diego, California on Wednesday, May 14, 1997 at 9:00 a.m. for the following purposes:

         1. To elect a Board of Directors. Management has nominated the following persons for election at the meeting: Roger C. Davisson, George W. Dunbar, Jr., Edward L. Erickson, Stephen
                  B. Howell M.D., Fred A. Middleton, Peter Preuss and Pieter J. Strijkert Ph.D.

         2. To approve amendments to the Company's 1995 Stock Option/Stock Issuance Plan (i) to increase the number of shares authorized for issuance under the Plan by 750,000 shares to a total of 2,750,000 shares (the Company currently has 30,226 shares available for issuance under the 1995 Stock Option/Stock Issuance Plan), (ii) to replace the current annual automatic grants to eligible non-employee directors of 4,000 shares with automatic grants to eligible non-employee directors of 20,000 shares, which shall vest over five (5) years of service, and
                  (iii) to amend the Plan to take advantage of recent changes in
                  Section 16 of the Exchange Act.

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 1997.

         4. To transact any other business which may properly come before the meeting or any adjournment(s) thereof.

         Shareholders of record at the close of business on March 20, 1997 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Meeting.

                                       By Order of the Board of Directors


Dated:  April 7, 1997                  /S/ Faye H. Russell
                                       FAYE H. RUSSELL, ESQ.
                                       Secretary

                              DEPOTECH CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 1997


         These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of DepoTech Corporation, a California company (the "Company"), for the Annual Meeting of Shareholders to be held at 9:00 a.m. on May 14, 1997 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately April 7, 1997.

         The mailing address of the principal executive office of the Company is 10450 Science Center Drive, San Diego, California 92121.


                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.


                         VOTING RIGHTS AND SOLICITATION

         Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who elects to vote his shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail, but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram.

         The record date for determining those shareholders who are entitled to notice of, and to vote at, the Meeting has been fixed as March 20, 1997. At the close of business on the record date, the Company had 13,079,209 outstanding shares of Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on matters brought before the Meeting. Article VIII of the Company's Fourth Restated Articles of Incorporation provides that no cumulative voting will be available in the election of directors once the Company is a "listed corporation" within the meaning of California Corporations Code Section 301.5(d). The Company currently qualifies as a "listed corporation," and therefore cumulative voting is not available in the election of directors.

         At the record date, directors and executive officers of the Company may be deemed to be beneficial owners of an aggregate of 3,406,530 shares of the Common Stock (not including shares of the Common Stock issuable upon exercise of outstanding stock options and warrants) constituting approximately 26% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Such directors and executive officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the Proposals. The approval of the Proposals is not assured. See "Principal Shareholders" and "Common Stock Ownership of Management."

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The persons named below are nominees for director to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The Company's Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual meeting of shareholders within the range of five to nine. The authorized number of directors is currently eight. The Board of Directors has selected seven nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The proxies received by the proxyholders cannot be voted for more than seven directors and, unless otherwise instructed, the proxyholders will vote such proxies for the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

         If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. The following schedule sets forth certain information concerning the nominees for election as directors.

             THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE FOR THE NOMINEES LISTED HEREIN.

                                         FIRST YEAR
                                           ELECTED
               NAME                       DIRECTOR       AGE                             POSITION
-----------------------------------      ----------     -----    ------------------------------------------------
Fred A. Middleton (1).............          1990         47       Chairman of the Board and Director
Edward L. Erickson (2)............          1993         50       President, Chief Executive Officer and Director
Roger C. Davisson (3).............          1993         53       Director
George W. Dunbar, Jr. (3).........          1996         50       Director
Stephen B. Howell, M.D. (2).......          1989         52       Co-founder and Director
Peter Preuss (1)(2)...............          1992         54       Director
Pieter J. Strijkert, Ph.D. (1)....          1996         61       Director

----------------------
(1)  Member of Compensation Committee.
(2)  Member of Nominating Committee.
(3)  Member of Audit Committee.

BUSINESS EXPERIENCE OF DIRECTORS

         Fred A. Middleton is a founder of DepoTech and has served as Chairman of the Board and a director of the Company since August 1990. In addition, Mr. Middleton served as Chief Executive Officer of the Company from August 1990 through June 1993. Mr. Middleton has been active in developing biomedical companies since 1978 and has been general partner of Sanderling Ventures, a venture capital firm specializing in the development of early stage biomedical companies, since 1987. Sanderling Ventures is a principal shareholder of the Company. From May 1984 through July 1986, he served as Managing General Partner of Morgan Stanley Ventures, L.P., a venture capital firm which funded research and development programs at leading technology companies. Prior to that, Mr. Middleton served as Chief Financial Officer, Vice President of Finance and Corporate Development, and President of Genentech Development Corporation, for Genentech, Inc. Mr. Middleton received his B.S. in chemistry from Massachusetts Institute of Technology and an M.B.A. from the Harvard Graduate School of Business Administration. Currently, he is a director of two other publicly-held biomedical companies, Regeneron Pharmaceuticals, Inc. and Vical, Inc., as well as several privately-held biomedical companies.

         Edward L. Erickson has served as President, Chief Executive Officer and a director of the Company since June 1993. Prior to joining the Company, Mr. Erickson served as President, Chief Executive Officer and a director of Cholestech Corporation, a publicly-traded medical products company, from October 1991 through June 1993. Prior to that, Mr. Erickson served as President of Serono-Baker Diagnostics, Inc., a medical products company and a subsidiary of The Ares-Serono Group ("Ares-Serono"), an international pharmaceutical company, from June 1990 to September 1991 and as Vice President, Financial Operations of Ares-Serono from August 1988 through June 1990. Mr. Erickson previously held senior staff and general management positions with Amersham International, a medical and life-science research products company based in the United Kingdom. Mr. Erickson received a B.S. in mathematics with distinction and an M.S. in mathematics from the Illinois Institute of Technology and an M.B.A. with high distinction from the Harvard Graduate School of Business Administration, where he was elected a George F. Baker Scholar and received the John L. Loeb Fellowship in Finance. Mr. Erickson currently serves as a director of a privately-held biomedical company.

         Roger C. Davisson has served as a director of the Company since January 1993. Since September 1980, Mr. Davisson has been a general partner of Brentwood Associates, a venture capital firm that manages private investment funds. One of those funds, Brentwood Associates V, L.P., is a principal shareholder of the Company. Mr. Davisson received a B.S. in engineering and an M.S. in engineering science from the California Institute of Technology and an M.B.A. from Stanford Graduate School of Business. Currently, he is a director of several privately-held companies.

         George W. Dunbar, Jr. has served as a director of the Company since May 1996. He has served as President, Chief Executive Officer and a director of Metra Biosystem, Inc. ("Metra") since July 1991. Prior to joining Metra, he was the Vice President of Licensing and Business Development of Ares-Serono, from 1988 until 1991, where he established a licensing and acquisition group for its health care divisions. From 1974 until 1987, he held various senior management positions with Amersham International ("Amersham"), a health care and life sciences company, where he most recently served as Vice President for its Life Sciences business in North America. Mr. Dunbar also served as Amersham's General Manager of Pacific Rim markets and Eastern Regional operations and, prior to that, he managed the international marketing of Amersham's medical and industrial radioisotopes. Mr. Dunbar currently serves as a director of two privately-held companies. Mr. Dunbar holds a B.S. in electrical engineering and an M.B.A. from Auburn University and sits on the Auburn School of Business M.B.A. Advisory Committee.

         Stephen B. Howell, M.D. is a co-founder of the Company and has served as a director of the Company since December 1989. Dr. Howell also served as Vice President, Medical Affairs, from October 1989 to May 1995, and currently serves in a consultant capacity as Senior Medical Advisor. Dr. Howell is a Professor of Medicine in the Department of Medicine and the Cancer Center at the University of California, San Diego where he has been since 1977. Dr. Howell is Associate Director for Translational Research of the UCSD Cancer Center, and Director of the Center's Pharmacology Program. Dr. Howell is a member of the National Research Council of the American Cancer Society. Dr. Howell received an A.B. degree in biology from the University of Chicago and an M.D. magna cum laude from Harvard Medical School. Dr. Howell also holds an honorary M.D. from the University of Goteborg, Sweden. He completed his residency at the Massachusetts General Hospital and the University of California, San Francisco, research training at the National Institutes of Health, and medical oncology specialty training at the Dana Farber Cancer Institute.

         Peter Preuss has served as a director of the Company since December 1992. Since 1985, Mr. Preuss has acted as a private investor. He was founder and Chief Executive Officer of Integrated Software Systems Corporation (ISSCO), a leading computer graphic software developer, from 1970 to its sale in 1986. Mr. Preuss received a B.S. equivalent from the Technical University of Hanover, Germany and an M.S. in Mathematics from the University of California, San Diego. Mr. Preuss is a Regent of the University of California and has served a term on the advisory committee to the Director of the National Institutes of Health. He is president of The Preuss Foundation for Brain Tumor Research and is a recipient of the Distinguished Service Award from the American Association of Neurosurgeons. Mr. Preuss currently serves on a number of boards of not-for-profit institutions as well as Network Computing Devices, a publicly-held company, and several privately-held companies.

         Pieter J. Strijkert, Ph.D. has served as a director of the Company since June 1996. He has served as a member of the Board of Management for Royal Gist-Brocades NV, a biomedical products company ("Royal-Gist Brocades"), since June 1995. From July 1993 until June 1995, Dr. Strijkert served as an advisor to that same group. Prior to that, Dr. Strijkert served as a member of the Board of Management of Royal Gist-Brocades from May 1985 through June 1993 and served in other capacities with Royal Gist-Brocades from 1979 through 1985, including Head of the Biotechnology Group and Associate Director of Research and Development and Manager of the Microbiology Group Research and Development. Dr. Strijkert received a Ph.D. in microbiology and a bachelor's degree in biology from the State University of Utrecht. Dr. Strijkert is a member of the board of directors of Chiron Corporation and other advisory or technical groups.

         All Directors currently are elected annually and hold office until the next annual meeting of the shareholders and their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. The Company presently pays its outside Directors $500 per Board meeting attended via teleconference facilities and $1,500 per Board meeting attended in person, and reimburses its directors for out-of-pocket expenses incurred in attending each meeting and performing other duties as a director. No additional payments are made with respect to attendance at committee meetings.


BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors met a total of nine times during the fiscal year ended December 31, 1996. Except for Dr. Strijkert, each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the board on which he served (held during the period for which he served on such committee). Dr. Strijkert missed two telephonic meetings, due to international time differences. Subsequently, and on the day following the telephonic meeting, Dr. Strijkert was briefed on the items discussed and actions taken, and he confirmed his support for these actions.

         The Company has a standing Compensation Committee currently composed of Directors Pieter J. Strijkert, Fred A. Middleton and Peter Preuss. The Compensation Committee met five times in fiscal 1996. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee currently composed of Directors Roger C. Davisson, Jean Deleage and George W. Dunbar, Jr. The Audit Committee met two times in fiscal 1996. The Audit Committee assists in selecting the independent auditors, designating services they are to perform and in maintaining effective communication with those auditors. The Company also has a standing Nominating Committee currently composed of Directors Jean Deleage, Edward

L. Erickson, Stephen B. Howell and Peter Preuss. The Nominating Committee met two times in fiscal 1996. The Nominating Committee recommends nominees to the Company's Board of Directors. Mr. Deleage is not standing for re-election.

                                   PROPOSAL 2

                     APPROVAL OF AMENDMENTS TO THE COMPANY'S
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

GENERAL

         The shareholders are being asked to vote on proposed amendments to the Company's 1995 Stock Option/Stock Issuance Plan (the "Plan"), which amendments were approved by the Compensation Committee on February 26, 1997, subject to shareholder approval. The effect of the amendments will be (i) to increase the number of shares authorized for issuance under the Plan by 750,000 shares to a total of 2,750,000 shares, (ii) to replace the current annual automatic grants to eligible non-employee directors of 4,000 shares with automatic grants to eligible non-employee directors of 20,000 shares, which shall vest over five (5) years of service, and (iii) to amend the Plan to take advantage of recent changes in Section 16 of the Exchange Act. The Company currently has 30,226 shares available for issuance under the Plan. Over the last two years, the Company has granted options exercisable into approximately 726,044 shares. The Board of Directors believes the Company's stock option programs have created significant incentives for its employees, officers and directors to increase shareholder value. The Board of Directors considers it critical to the future success of the Company to continue to grant stock options on a basis comparable to those granted by other companies with which it competes in attracting, retaining and motivating highly qualified employees, including key executives. The terms and provisions of the Plan, assuming shareholder approval of the 750,000 share increase, are summarized below. This summary, however, does not purport to be a complete description of the Plan. Copies of the actual plan document may be obtained by any shareholder upon written request to the Secretary of the Company at the corporate offices in San Diego, California. The affirmative vote of a majority of the total votes cast on such amendments is required for approval of the amendments to the Plan. For this purpose, broker non-votes will be disregarded and abstentions will be treated as negative votes. The Plan, as amended, will become effective immediately upon approval by the shareholders at the Annual Meeting.


SUMMARY OF STOCK OPTION/STOCK ISSUANCE PLAN

         The Plan serves as the successor equity incentive program to the Company's 1991 Stock Option Plan, the 1994 Stock Option Plan and the 1995 Stock Option Plan (collectively, the "Prior Plans"). The Plan was adopted by the Board and the shareholders as of June 1995, and amended during 1996. All outstanding stock options and unvested share issuances under the Prior Plans have been incorporated into the Plan but continue to be governed by the terms and conditions of the specific instruments evidencing those options and issuances. A total of 2,750,000 shares of Common Stock are authorized for issuance under the Plan (assuming shareholder approval of the 750,000 share increase), of which, as of March 20, 1997, 1,471,586 shares of Common Stock are subject to outstanding options, 498,188 shares have been issued upon exercise of previously granted options and 780,226 additional shares are available for issuance under the Plan. The total number of shares authorized, as well as shares subject to outstanding options, will be appropriately adjusted in the event of certain changes to the Company's capital structure, such as stock dividends, stock splits or other recapitalizations.

         The Plan is divided into three separate programs: (i) the discretionary option grant program under which eligible individuals in the Company's employ or service (including officers and other employees, non-employee Board members and independent consultants) may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, (ii) the automatic option grant program under which options grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of their fair market value on the grant date; and (iii) the stock issuance program under which such eligible individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than 85% of their fair market value at the time of issuance or as a bonus tied to the performance of services. The discretionary option grant program and the stock issuance program will be administered by committees of the Board of Directors or by a committee appointed by the Board (the "Plan Administrator"). The administration of the automatic option grant program will be self-executing in accordance with the express provisions of such program. The Plan Administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock issuances, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive option (which potentially qualify for certain favorable treatment under federal tax law) or a nonstatutory option, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

         Under the automatic option grant program, effective at this Annual Meeting, each newly-elected eligible non-employee director elected to the Board at this Annual Meeting shall automatically be granted a nonstatutory option to purchase 20,000 shares of Common Stock. In addition, each newly-elected eligible non-employee director shall automatically be granted a nonstatutory option to purchase 20,000 shares of Common Stock at the first Annual Meeting to occur following such director's election to the Board as long as such director has served as a director of the Company for at least six months prior to such Annual Meeting. Each continuing Board member will automatically be granted a nonstatutory option to purchase an additional 20,000 shares upon re-election at the fifth Annual Meeting following such Board member's initial automatic grant. The options granted under the automatic grant program to directors will become exercisable in 60 equal monthly installments with the first installment becoming exercisable one month following the grant date and each successive installment vesting one calendar month from the prior vesting date. No option is exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

         The exercise price for each incentive stock option or for any option granted under the automatic option grant program must be at least 100% of the fair market value of the stock on the date of the option grant. The exercise price for each nonstatutory option or for any share issuance under the Plan must be at least 85% of the fair market value of the shares on the date of the option grant or stock issuance except that the option exercise price may be reduced below 85% if the optionee makes a payment to the Company in connection with the option grant equal to such reduction (including payments to be made pursuant to a salary reduction agreement). The purchase price for any shares may be paid in cash, by delivery of shares of Common Stock or through a same-day sale program pursuant to which the purchased shares will be sold immediately and a portion of the sale proceeds applied to the payment of the purchase price. The Plan Administrator may also permit a participant (other than a non-employee director receiving automatic option grants) to deliver a promissory note in payment of the purchase price and any tax liability incurred in connection with the purchase.

         Options granted under the discretionary option grant program may be immediately exercisable for all the option shares, on either a vested or unvested basis, or may become exercisable for shares in one or more installments over the participant's period of service. Shares issued under the stock issuance program may either be fully vested or subject to a vesting schedule tied to future service. All unvested shares will be subject to repurchase by the Company, at the original purchase price paid for such shares, upon the participant's cessation of service prior to vesting in the shares. The Committee will have full discretionary authority to accelerate the exercisability of any outstanding discretionary option grant or the vesting of any issued shares.

         Each option granted under the Plan will have a maximum term of 10 years and will be subject to earlier termination in the event of the optionee's cessation of service. The participant will have no shareholder rights with respect to the shares subject to his or her outstanding options until such options are exercised and the purchase price is paid for the shares. The participant will, however, have full shareholder rights with respect to any shares issued under the Plan.

         Participants subject to federal or state tax withholding in connection with any issuance of shares under the Plan may be permitted to apply a portion of the shares issuable upon the exercise of their outstanding options to the satisfaction of the federal and state withholding taxes incurred in connection with such exercise. Alternatively, such participants may be permitted to deliver existing shares of Common Stock in satisfaction of such tax liability. In either case, the Company will pay cash to the appropriate government authority equal to the fair market value of the stock as a deposit of taxes withheld.

         Directors of the Company receiving automatic option grants will have a special stock appreciation right in connection with their options under which the outstanding options can be surrendered for cancellation upon a hostile take-over of the Company in return for a cash distribution from the Company, based on the excess of the price per share paid by the acquiring entity in effecting the take-over above the option exercise price.

Officers may be granted similar rights at the discretion of the Plan Administrator. The Committee may grant other stock appreciation rights with respect to discretionary option grants. The other stock appreciation rights would provide the holders with the right to receive an appreciation distribution from the Company equal to the excess of (i) the fair market value (on the date such right is exercised) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution would be able to be made, at the Plan Administrator's discretion, in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

         In the event the Company is acquired, whether by merger, asset sale or change in control each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares not assigned to the successor corporation will automatically vest, except to the extent such accelerated vesting is precluded by the terms of the agreements evidencing those unvested shares. The Committee can apply this acceleration to options outstanding under the Prior Plans.

         To the extent outstanding options terminate prior to exercise, the shares subject to those options will be available for subsequent grant. In addition, the Committee may effect cancellation/regrant programs pursuant to which outstanding options under the discretionary option grant program (including options incorporated from the Prior Plans) are cancelled and new options are granted for the same or different number of option shares at an exercise price per share not less than 85% of the fair market value of the Common Stock on the new grant date.

         The Board may amend or modify the Plan at any time. Shareholder approval of amendments of the Plan will be required when the Board makes the amendments conditional on such approval or when such approval is required by law or regulation. The Plan will terminate September 28, 2005 unless sooner terminated by the Board.


OUTSTANDING OPTION GRANTS UNDER THE PLAN

         The table below shows, as to the Company's President and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and as to the various indicated groups, the following information with respect to stock options granted during fiscal 1997 and 1996 and during all other Plan years which are outstanding as of December 31, 1996, as well as options which the Company has determined to grant under the Plan on the effective date to the extent currently known or determinable: (i) the number of shares of Common Stock subject to options granted and (ii) the weighted average exercise price per share for such options.

                                                 FISCAL                       FISCAL
                                                  1997                         1996          ALL OTHER PLAN YEARS
                                      -------------------------      ---------------------   --------------------
                                                      WEIGHTED                  WEIGHTED                 WEIGHTED
                                                      AVERAGE                   AVERAGE                   AVERAGE
                                        OPTIONS       EXERCISE        OPTIONS   EXERCISE     OPTIONS     EXERCISE
                                          (#)           PRICE           (#)      PRICE         (#)        PRICE
                                        -------     -----------      -------   -----------   -------     --------
EDWARD L. ERICKSON ................       8,550     $    18.625       11,250   $    19.625   239,200     $   0.47
Director, President, Chief
Executive Officer and
Nominee for Director (1)

JOHN P. LONGENECKER, PH.D. ........       8,892     $    18.625       81,750   $    18.82     28,430     $   1.38
Senior Vice President,
Research, Development and
Operations (1)

SINIL KIM, M.D. ...................       4,520     $    18.625        7,750   $    19.625    60,200     $   1.28
Vice President, Advanced
Technology and
Chief Scientific Officer (1)

DAVID B. THOMAS ...................       5,006     $    18.625        6,750   $    19.625    29,034     $   0.92
Senior Vice President, Quality
Assurance and Regulatory Affairs (1)

WILLIAMS S. ETTOUATI, D. PHARM. ...       5,676     $    18.625       32,906   $    18.83     35,200     $   7.03
Vice President, Marketing
and Business Development (1)

All current directors who are not
executive officers (7 persons) ....      22,850     $    16.22        24,375   $    22.80    160,065     $   0.98

All current executive officers as a
group (8 persons)(1) ..............     101,980     $    18.27       205,406   $    19.14    412,264     $   1.28

All employees who are not
executive officers ................      89,986     $    17.69       207,182   $    19.27    275,425     $   4.35

--------------------
(1) Includes options granted as of February 26, 1997 for performance in 1996, the vesting of which is contingent on the filing by the Company of a New Drug Application for DepoCyt. Also includes options granted to a new officer hired in January 1997.


NEW PLAN BENEFITS

         Effective as of the 1997 Annual Meeting, the effect of the amendment will be (i) to increase the number of shares authorized for issuance under the Plan by 750,000 shares to a total of 2,750,000 shares, (ii) to replace the current annual automatic grants to eligible non-employee directors of 4,000 shares with automatic grants to eligible non-employee directors of 20,000 shares, which shall vest over five (5) years of service and (iii) to amend the Plan to take advantage of recent changes in Section 16 of the Exchange Act. None of the 750,000 share increase has been granted prior to the date of this meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
       AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

                                   PROPOSAL 3

                                   APPROVAL OF
                        SELECTION OF INDEPENDENT AUDITORS

         The Company is asking the shareholders to ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the year ending December 31, 1997. In the event that the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the shareholders' best interest.

         A representative of Ernst & Young LLP is expected to be present at the meeting to respond to your questions and will have the opportunity to make a statement if they desire to do so.

         The affirmative vote of the holders of a majority of shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
         RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 1, 1997 by all those known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock.



                                                              SHARES BENEFICIALLY OWNED
                                                          -------------------------------
       NAME AND ADDRESS OF BENEFICIAL OWNER (1)           NUMBER (1)          PERCENT (2)
-------------------------------------------------         ----------         ------------
Janus Capital Corp.(3) ...........................        2,266,975          17.4%
100 Filmore Street
Denver, Colorado 80206

Chancellor LGT Asset Management, Inc. (4) ........        1,293,800           9.9%
1166 Avenue of the Americas
New York, New York 10036

Sanderling Ventures (5) ..........................        1,262,753           9.7%
2730 Sand Hill Road, Suite 200
Menlo Park, California 94025

--------------------

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Share ownership in each case includes shares issuable upon exercise of certain outstanding options and warrants as described in the footnotes below. Shares issuable upon exercise of certain outstanding options by directors of the Company affiliated with certain principal shareholders are not included. See "-Common Stock Ownership of Management."

(2)      Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

(3)      Information reported in the table is based on disclosures made in the
         Schedule 13G filed initially on February 10, 1997 by Janus Capital Corp., Janus Venture Fund and Thomas H. Bailey.

(4)      Information reported in the table is based on disclosures made in the
         Schedule 13G filed on February 7, 1997 by Chancellor LGT Asset Management, Inc.

(5) Includes 724,936 shares and 7,500 shares issuable upon exercise of warrants within 60 days of February 1, 1997 held by Sanderling Ventures Partners II, L.P., 117,181 shares held by Sanderling Biomedical, L.P. and 408,731 shares and 4,405 shares issuable upon exercise of warrants within 60 days of February 1, 1997 held by Sanderling Ventures Limited, L.P. Mr. Middleton, a director of the Company, is a general partner of Sanderling Ventures. Mr. Middleton disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest, but exercises shared voting and investment power with respect to all such shares.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 1, 1997 by (i) each director and nominee named under "Election of Directors," (ii) each Named Executive Officer and (iii) directors and executive officers of the Company as a group.


                                                         SHARES BENEFICIALLY OWNED
                                                      ------------------------------
    NAME AND ADDRESS OF BENEFICIAL OWNER (1)            NUMBER (1)       PERCENT (2)
------------------------------------------------      --------------     -----------
Fred A. Middleton (3) ..........................         1,321,126         10.1%

Jean Deleage (4) ...............................           435,738          3.3%

Stephen B. Howell, M.D. (5) ....................           528,566          4.0%

Sinil Kim, M.D. (6) ............................           434,565          3.3%

Edward L. Erickson (7) .........................           254,056          1.9%

Roger C. Davisson (8) ..........................           199,063          1.5%

Peter Preuss (9) ...............................           163,858          1.2%

John P. Longenecker, Ph.D. (10) ................           104,306            *

David B. Thomas (11) ...........................            46,743            *

Williams S. Ettouati, D. Pharm. (12) ...........            18,272            *

George W. Dunbar, Jr. (13) .....................             4,166            *

Pieter J. Strijkert, Ph.D. (14) ................               833            *

All directors and executive officers
as a group (15 persons) (15) ...................         3,538,928         26.0%

*        Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below. The address for those individuals for whom an address is not otherwise indicated is: 10450 Science Center Drive, San Diego, California 92121.

(2)      Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

(3) Includes 724,936 shares and 7,500 shares issuable upon exercise of warrants within 60 days of February 1, 1997 held by Sanderling Ventures Partners II, L.P., 117,181 shares held by Sanderling Biomedical, L.P., 408,731 shares and 4,405 shares issuable upon exercise of warrants within 60 days of February 1, 1997 held by Sanderling Ventures Limited, L.P. Also includes 46,373 shares and 12,000 shares issuable upon exercise of stock options beneficially held by Mr. Middleton and exercisable within 60 days of February 1, 1997. Mr. Middleton, a director of the Company, is a general partner of Sanderling Ventures. Mr. Middleton disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest, but exercises shared voting and investment power with respect to these shares.

(4) Includes 352,310 shares owned by funds affiliated with Burr, Egan, Deleage & Co. Also includes 71,428 shares and 12,000 shares issuable upon exercise of warrants and stock options, respectively, that are exercisable within 60 days of February 1, 1997. When the stock options are exercised, Mr. Deleage has agreed to transfer the net profit after tax to Alta V Limited Partnership and Customs House Partners.

         Mr. Deleage, a director of the Company, is Vice President of Burr, Egan, Deleage & Co., and a general partner of Alta V Management Partners, L.P. (which is the general partner of Alta V Limited Partnership) and Customs House Partners. As a general partner of these funds, he may be deemed to share voting and investment power for the shares held by the fund. Mr. Deleage disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein.

(5) Includes 23,694 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997. Dr. Howell is a trustee of the Howell Family Trust and two trusts for the benefit of his children.

(6) Includes 57,493 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997. Also includes 40,000 shares indirectly held by the Kim Charitable Remainder Unitrust.

(7) Includes 175,556 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997.

(8) Includes 162,945 shares and 11,904 shares issuable upon exercise of warrants exercisable within 60 days of February 1, 1997 held by Brentwood Associates V, L.P. Also includes 12,214 shares and 12,000 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997 beneficially held by Mr. Davisson. Mr. Davisson, a director of the Company, is a general partner of the general partner of Brentwood Associates V, L.P. Mr. Davisson disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest, but exercises shared voting and investment power with respect to these shares.

(9) Includes 4,761 shares issuable upon exercise of warrants and 57,000 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997.

(10) Includes 37,536 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997.

(11) Includes 17,577 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997.

(12) Includes 18,007 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997.

(13) Includes 4,166 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997.

(14) Includes 833 shares issuable upon exercise of stock options exercisable within 60 days of February 1, 1997.

(15) Includes 2,987,502 shares and 451,428 and 99,998 shares issuable upon exercise of stock options and warrants, respectively, exercisable within 60 days of February 1, 1997.


                               EXECUTIVE OFFICERS

        The executive officers of the Company as of February 1, 1997, are as follows:


NAME                                    Age     Position
------------------------------------    ---     -----------------------------------------------
Edward L. Erickson..................     50     President, Chief Executive Officer and Director
John P. Longenecker, Ph.D...........     49     Senior Vice President, Research, Development and
                                                Operations
David B. Thomas.....................     57     Senior Vice President, Quality Assurance and
                                                Regulatory Affairs
Williams S. Ettouati, D. Pharm......     37     Vice President, Marketing and Business
                                                Development
Sinil Kim, M.D......................     41     Co-founder, Vice President, Advanced Technology,
                                                Chief Scientific Officer and Director Emeritus
Linda J. Paradiso, D.V.M............     43     Vice President, Clinical Development
Sheldon A. Schaffer, Ph.D...........     53     Vice President, Pharmaceutical Development
Dana S. McGowan, C.P.A..............     38     Sr. Director, Finance and Administration, Chief
                                                Financial Officer, Treasurer and Assistant Secretary

        Edward L. Erickson is being considered for the position of director of the Company. See "-Election of Directors" for a discussion of Mr. Erickson's business experience.

         John P. Longenecker, Ph.D. has served as Senior Vice President, Research, Development and Operations, of the Company since November 1992. Prior to joining the Company, Dr. Longenecker served in a number of management and technical positions with Scios, Inc. (formerly California Biotechnology, Inc.), a biotechnology company, from 1982 through 1992, including Vice President and Director of Development from August 1986 through October 1992. In this position Dr. Longenecker was responsible for pharmaceutical research and development, including a novel drug delivery group, preclinical studies, process development, manufacturing and quality control. Dr. Longenecker received a B.S. in chemistry from Purdue University and a Ph.D. in biochemistry from the Australian National University and served as a postdoctoral fellow at Stanford University.

        David B. Thomas has served as Senior Vice President, Quality Assurance and Regulatory Affairs, of the Company since August 1996 and as Vice President, Quality Assurance and Regulatory Affairs, of the Company from June 1993 until August 1996. Prior to joining the Company, Mr. Thomas served as Vice President of Gen-Probe Incorporated, a diagnostics company, from February 1993 to June 1993. Prior to that, Mr. Thomas served as a Vice President, Regulatory Affairs and Quality Assurance of Ares-Serono from September 1990 through February 1993. Prior to that, Mr. Thomas served as Vice President, Regulatory Affairs, for C.R. Bard, Inc., a medical device company, from April 1987 through February 1990. Mr. Thomas also served as Vice President, Regulatory Affairs/Product Assurance of the Hospital Products Group of Pfizer, Inc., a pharmaceutical company, from April 1985 through March 1987 and held senior scientific positions at the Biometric Research Institute, Inc. and at the National Institutes of Health. He has been responsible for the clinical development and regulatory approvals of a number of new pharmaceuticals including LAAM and has obtained approvals for new delivery modes and controlled release formulations for more than 15 drugs. Mr. Thomas received a B.A. in anthropology (with a minor in mathematics) from San Francisco State University and an M.A. in anthropology as part of an interdisciplinary program in human biology from University of California, Los Angeles where he was a National Science Foundation Fellow at the Brain Research Institute. Mr. Thomas currently serves as chairman and a director of a privately-held company.

         Williams S. Ettouati, D.Pharm. has served as Vice President, Marketing and Business Development, of the Company since August 1996, and as Executive Director of Strategic Marketing of the Company from July 1995 to August 1996. Prior to joining the Company, Dr. Ettouati served as a consultant to the Company from May 1995 to July 1995. Dr. Ettouati served as Director, New Product Planning at Dura Pharmaceuticals, Inc. from November 1993 to April 1995. From January 1990 to August 1993, Dr. Ettouati served as Senior Product Manager and Product Manager for Syntex International. Dr. Ettouati served as a post doctoral fellow at University of California, Santa Barbara ("UCSB"). Dr. Ettouati received a Diplome de Bachelier in mathematics and biology from Academie de Paris, an M.A. in biology from UCSB and a Diplome d'Etat de Docteur en pharmacie from Universite Rene Descartes, Paris V.

        Sinil Kim, M.D. is a co-founder of the Company, has served as Vice President, Advanced Technology, and Chief Scientific Officer, since December 1993 and served as a director of the Company from October 1989 to May 1995, at which time he was appointed as a director emeritus in recognition of his many contributions to the founding and development of the Company. Dr. Kim previously served as a consultant to the Company in the capacity of Vice President of Technology of the Company from October 1992 through December 1993. Prior to joining the Company, Dr. Kim served as an assistant professor of medicine in residence at the University of California, San Diego Cancer Center ("UCSD Cancer Center") in its division of Hematology/Oncology from February 1988 through July 1992, an assistant adjunct professor of medicine at UCSD Cancer Center in its division of Hematology/Oncology from July 1992 through May 1994 and an associate clinical professor at UCSD Cancer Center from May 1994 through the present. Dr. Kim received a B.S. in chemistry, summa cum laude, and an M.D. with Alpha Omega Alpha election from University of Washington, Seattle. Dr. Kim served his internship and residency at University of California, Irvine and a postdoctoral fellowship at University of California, San Diego in hematology and oncology.

         Linda J. Paradiso, D.V.M. has served as Vice President, Clinical Development of the Company since August 1996. Prior to joining the Company, Dr. Paradiso served as Senior Director, Clinical Research with SEQUUS Pharmaceuticals, Inc., a biotechnology company, from November 1995 to August 1996. From June 1994 to October 1995, Dr. Paradiso served as Senior Director, Clinical Research with Cytel Corporation, a biotechnology company. Previously, Dr. Paradiso served in a number of positions with the Parke-Davis Pharmaceutical Research Division of Warner-Lambert Company, an international pharmaceutical company, from

March 1983 to April 1994, including Director, Oncology Clinical Research and Associate Director, Anti-infectives Clinical Research. Dr. Paradiso has performed research at the Upjohn Company. Dr. Paradiso holds a B.S. in zoology and natural resources from the University of Michigan, and a D.V.M. from Michigan State University.

         Sheldon A. Schaffer, Ph.D. was appointed as Vice President of Pharmaceutical Development in January 1997. Dr. Schaffer previously served as a consultant to the Company from May 1996 until January 1997. Prior to joining the Company, Dr. Schaffer was an independent consultant to various pharmaceutical companies from May 1995 to April 1996. From March 1989 to April 1995, Dr. Schaffer served as Vice President of Pharmaceutical Development and then as Vice President of Business Development at Cholestech Corporation, a publicly traded medical products company. Previously Dr. Schaffer served as Director, Inflammation/Atherosclerosis Research at Ciba-Geigy Corporation, a pharmaceutical company, and held senior scientific positions at the Medical Research Division of American Cyanamid Co., a pharmaceutical company. Dr. Schaffer received his B.S. in chemistry from the University of California, Berkeley and a Ph.D. in chemistry from the University of Illinois, and served as a postdoctoral and teaching fellow at Harvard Medical School.

        Dana S. McGowan, C.P.A. has served as Director of Finance and Administration of the Company from January 1994 through May 1994, as Chief Financial Officer and Treasurer since June 1994 and as Assistant Secretary since September 1996. Prior to joining the Company, Ms. McGowan served as Director, Accounting and Finance at Alliance Pharmaceutical Corp., a biotechnology company, from May 1993 to December 1993. Previously, Ms. McGowan held various financial positions, including Associate Director and Controller at Cytel Corporation, a biotechnology company, from June 1988 to May 1993. Previously, she held various financial positions with Science Applications International Corporation, a technical services company. Ms. McGowan received a B.S. in Business Administration from San Diego State University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the aggregate compensation paid by the Company to the Named Executive Officers for services rendered in all capacities to the Company for the years ended December 31, 1994, 1995 and 1996:

                           Summary Compensation Table

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                      ANNUAL COMPENSATION               AWARDS
                                           ---------------------------------------  ---------------

            NAME AND                                                     OTHER        SECURITIES
            PRINCIPAL                                                    ANNUAL       UNDERLYING        ALL OTHER
            POSITION               YEAR      SALARY       BONUS       COMPENSATION   OPTIONS/SARS(#)  COMPENSATION(1)
------------------------------    ------   -----------  -----------   ------------  ---------------  ------------------
EDWARD L. ERICKSON ...........     1996     $250,000     $42,750(2)    $   -0-         8,550(5)             $52
President and Chief Executive      1995      194,250      49,138(2)     27,000(4)     11,450(6)              51
Officer and Director               1994      185,000         -0-        29,000(4)     50,000                  2

JOHN P. LONGENECKER, PH.D. ...     1996      200,000      40,000(2)        -0-        83,892(5)              52
Senior Vice President,             1995      178,500      24,098(3)     14,667(4)     16,950(6)              46
Research,                          1994      167,769         -0-        14,667(4)        -0-                  2
Development and Operations

DAVID B. THOMAS ..............     1996      156,976      21,277(2)        -0-         5,006(5)              41
Senior Vice President, Quality     1995      136,500      18,428(3)     10,800(4)      6,950(6)              35
Assurance and Regulatory           1994      130,000         -0-        11,600(4)     20,000                  2
Affairs

SINIL KIM, M.D. ..............     1996      155,000      14,012(2)        -0-         4,520(5)              40
Vice President, Advanced           1995      141,750      21,971(3)        -0-        17,950(6)              37
Technology                         1994      135,000         -0-         5,093(7)     50,000                  2

WILLIAMS S. ETTOUATI,
D.PHARM. (8) .................     1996      126,277      15,663(2)        -0-        35,675(5)              33
Vice President, Marketing          1995       57,500       8,913(3)        -0-        38,106(6)              15
and Business Development

--------------------

(1) Consists of the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the Named Executive Officers.

(2) Consists of amounts earned in 1996 and to be paid in 1997 upon the filing by the Company of a New Drug Application for DepoCyt.

(3)      Consists of amounts earned in 1995 and paid in 1996.

(4) Consists of forgiveness of a portion of a loan made to cover relocation expenses.

(5) Includes options granted in 1997 for performance during 1996. Vesting is contingent on the filing by the Company of a New Drug Application for DepoCyt.

(6)      Includes options granted in 1996 for performance during 1995.

(7) Consists of forgiveness of a loan used to purchase 400,000 shares of the Company's Common Stock.

(8) Dr. Ettouati was hired in July 1995. Prior to that time, Dr. Ettouati served as a consultant to the Company for a period of two months and amounts paid under that consulting arrangement are not included above.

    Stock Options

    The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the year ended December 31, 1996. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 1996.

                        Option Grants in Last Fiscal Year

==================================================================================================================================
                                                  Individual Grants                                         Potential Realizable
                                             ------------------------------                                   Value at Assumed
                                             Number of         % of Total                                   Annual Rates of Stock
                                             Securities       Options/SARS                                 Price Appreciation for
                                             Underlying         Granted      Exercise or                      Option Term (3)
                                            Options/SARS      to Employees   Base Price    Expiration     ------------------------
              Name                           Granted(1)      in Fiscal Year   ($/Sh)(2)       Date         5% ($)        10% ($)
------------------------------------------  ------------     --------------  -----------   ----------     --------    ------------

Edward L. Erickson                            11,250              2.65%        $19.625       1/16/06      $138,848    $  351,868

John P. Longenecker, Ph.D.                     6,750              1.59%        $19.625       1/16/06        83,309       211,121
                                              75,000             17.68%         $18.75       8/27/06       884,383     2,241,200

David B. Thomas                                6,750              1.59%        $19.625       1/16/06        83,309       211,121

Sinil Kim, M.D.                                7,750              1.83%        $19.625       1/16/06        95,651       242,398

Williams S. Ettouati,                          2,906               .68%        $19.625       1/16/06        35,866        90,892
D.Pharm.                                      30,000              7.07%         $18.75       8/27/06       353,753       896,480
==================================================================================================================================

(1) All of the options were granted under the Plan. The shares subject to each option will immediately vest in the event the acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The grant dates for the above options are as follows:


          Name                               Options Granted (#)       Grant Date
---------------------------------           --------------------      ------------
Edward L. Erickson                                   11,250             1/16/96
John P. Longenecker, Ph.D.                            6,750             1/16/96
                                                     75,000             8/27/96
David B. Thomas                                       6,750             1/16/96
Sinil Kim, M.D.                                       7,750             1/16/96
Williams S. Ettouati, D.Pharm.                        2,906             1/16/96
                                                     30,000             8/27/96

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board of Directors. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by the Board of Directors. The fair market value of shares of Common Stock will be determined in accordance with certain provisions of the Plan based on the closing selling price per share of a share of Common Stock on the date in question on the primary exchange on which the Company's common stock is listed or reported. If shares of the Common Stock are not listed or admitted to trading on any stock exchange nor traded on the Nasdaq National Market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.


         Option Exercises and Holdings

         The following table provides information concerning option exercises during 1996 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1996. No SARs were exercised during 1996 or outstanding as of December 31, 1996.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


==================================================================================================================
                                                            Number of Securities
                                                                 Underlying              Value of Unexercised
                                                           Unexercised Options at        in-the-Money Options
                            Shares                          December 31, 1996 (#)       at December 31, 1996(2)
                          Acquired on      Value         ---------------------------------------------------------
      Name                Exercise(#)    Realized(1)     Exercisable  Unexercisable  Exercisable     Unexercisable
------------------------------------------------------------------------------------------------------------------
Edward L. Erickson ......   20,000       $  375,000       163,031       87,419       $2,544,266       $1,260,484
John P. Longenecker, ....   57,292       $1,383,602        31,198       78,982       $  342,303       $   84,016
Ph.D
Sinil Kim, M.D ..........       --               --        53,677       14,273       $  752,797       $  156,078
David B. Thomas .........    9,166       $  216,860        13,302       22,482       $  159,734       $  288,922
Williams S. Ettouati, ...       --               --        13,874       54,232       $   93,516       $  235,484
D.Pharm
==================================================================================================================

(1) "Value realized" is calculated on the basis of the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) "Value" is defined as fair market price of the Company's Common Stock at fiscal year-end ($16.375) less exercise price.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the year ended December 31, 1996, the Compensation Committee of the Company's Board of Directors established the levels of compensation for the Company's executive officers. The members of the Company's Compensation Committee during the year ended December 31, 1996 were Messrs. Davisson, Deleage, Middleton and Preuss. Mr. Erickson, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 1996, but did not take part in the deliberations regarding his own compensation. Since January 1, 1997, the members of the Compensation Committee have been Messrs. Middleton and Preuss and Dr. Strijkert.


EMPLOYMENT ARRANGEMENTS

         In November 1996, Mr. Thomas, Senior Vice President, Quality Assurance and Regulatory Affairs,entered into a Confidential Early Retirement and Separation Agreement with the Company whereby, upon the receipt of an approvable letter for DepoCyt from the United States Food and Drug Administration, the Company will award Mr. Thomas a cash bonus and accelerate the vesting of options to purchase 25,784 shares of stock options currently owned. In addition, upon the date of the first commercial sale of DepoCyt to a third party, Mr. Thomas will retire as Senior Vice President and will enter into a consulting agreement with the

Company for an initial one-year term. The terms of the consulting agreement provide for a monthly retainer and accelerated vesting for currently outstanding stock options over the consulting period.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 21 shall not be incorporated by reference into any such filings.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee presents this report regarding compensation for the Company's executive officers and the Chief Executive Officer of the Company.


         GENERAL COMPENSATION POLICY

         The Company's primary objective is to maximize the value of the Company's shares over time. Accomplishing this objective requires achieving specific Company milestones and developing and ultimately marketing superior products that provide cost-effective solutions for the medical community. The overall goal of the Compensation Committee is to develop compensation practices that will allow the Company to attract and retain the people needed to create, develop, manufacture and market such products.

         The Company compensates its executive officers with a combination of salary and incentives designed to focus and balance their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation structure rewards individual performance that furthers Company goals. Elements of each officer's compensation include the following:

         -        Base Salary
         -        Annual Incentives
         -        Long-term Incentives
         -        Benefits

         Each officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provides a level of compensation roughly equivalent to that paid by companies of similar size and complexity in similar industries.

         BASE SALARY and increases in base salary are determined by individual performance and the salary levels in effect for companies of similar size and complexity in similar industries. The Compensation Committee attempts to keep the base salaries of the Company's officers at a level broadly in line with the median of the salaries of officers in comparative companies. The Compensation Committee relies primarily on survey data on base salary from a compensation study performed by Watson Wyatt in 1995 and updated with other published studies. These studies included data on competitive practices among peer group companies, early-stage high growth technology companies and biotechnology published survey data. In addition, the Compensation Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of shareholder value and achievement of specific Company milestones. Certain of the companies contained in the survey on which this Compensation Committee relied are included in the indices used to compare shareholder returns in the Stock Performance Graph.

         ANNUAL INCENTIVES are paid in accordance with an annual Incentive Compensation Plan. Bonus awards are set at a level competitive among peer group companies, early-stage high growth technology companies and biotechnology published survey data. Potential cash incentive compensation paid under this plan is set as a significant percentage of each officers' base salary. All of the incentive compensation is directly tied to performance and is at risk. Each officer earns incentive compensation based upon a mix of Company performance and personal performance. Company performance is measured by achievement of specific Company milestones. Compensation for personal performance under this plan is awarded by the Compensation Committee based upon both an objective and subjective evaluation of the performance of each officer. No incentive compensation is paid for Company performance or personal performance unless specific Company and individual goals are achieved during the fiscal year. In 1996, incentive compensation earned by officers ranged from approximately 4% to 20% of base salary.

         LONG-TERM INCENTIVE compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the long-term interests of the Company and its shareholders. Stock options provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current and expected future contributions to the business and vesting position. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership, motivation to remain with the Company and incentive to increase shareholder value.

         BENEFITS offered to the Company's officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's officers are substantially the same as those offered to all the Company's regular employees.


         CEO COMPENSATION

         In setting compensation payable to the Company's Chief Executive Officer, Mr. Erickson, we have sought to be competitive with companies of similar size and complexity in similar industries. Mr. Erickson's incentive compensation under the Company's annual Incentive Compensation Plan is entirely dependent upon the Company's performance and our evaluation of his personal contribution to the Company's performance. No incentive compensation is paid to Mr. Erickson unless progress is made toward specific Company goals or these goals are achieved during the fiscal year. In 1996, incentive compensation earned by Mr. Erickson was 17% of base salary.

         We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of DepoTech or any of its subsidiaries.


                                                 COMPENSATION COMMITTEE

                                                 Peter Preuss, Chairman
                                                 Fred A. Middleton
                                                 Pieter J. Strijkert, Ph.D.


PERFORMANCE GRAPH

         The following graph compares total shareholder returns since the Company became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index"). The total return for each of the Company's Common Stock, the Nasdaq Broad Index and the Nasdaq Pharmaceutical Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification (SIC) Code 283 (category description "Drugs"). The companies comprising the Nasdaq Pharmaceutical Index are available upon written request to Investor Relations at the Company's executive offices. The shareholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future shareholder returns.

             COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT (1)

                            09/29/95    12/95    3/96    6/96    9/96    12/96
                            --------    -----    ----    ----    ----    -----
                                               (DOLLARS)
DEPOTECH CORPORATION .....     100       160      204     210     144     136
NASDAQ STOCK MARKET-US ...     100       101      106     115     119     125
NASDAQ PHARMACEUTICAL ....     100       117      121     118     121     117

--------------------

(1) The total cumulative return on investment (change in stock price plus reinvested dividends) assumes $100 invested on September 29, 1995 in each of DepoTech's Common Stock (at the initial public offering price of $12.00 per share), the Nasdaq Broad Index and the Nasdaq Pharmaceutical Index.


DIRECTOR COMPENSATION

         The Company presently pays its outside Directors $500 per Board meeting attended via teleconference facilities and $1,500 per Board meeting attended in person, and reimburses its directors for out-of-pocket expenses incurred in attending each meeting and performing other duties as a director. No additional payments are made with respect to attendance at committee meetings. Non-employee directors also are eligible to participate in the discretionary option grant program and the automatic option grant program under the Plan. In December 1996, and as a result of certain tax consequences in Dr. Strijkert's tax domicile, the Compensation Committee cancelled an option to purchase 20,000 shares of Common Stock granted to Dr. Strijkert in June 1996. On January 2, 1997, the Compensation Committee granted to Dr. Strijkert a new option to purchase 20,000 shares of Common Stock. The Company intends to grant a non-forgivable loan to Dr. Strijkert in a principal amount equal to the income tax to be paid by Dr. Strijkert in connection with the grant of the option hereunder. Such loan shall be full recourse and shall accrue interest at the minimum rate required by federal tax laws. Dr. Howell is a party to a consulting agreement with the Company. See "Certain Transactions."


                              CERTAIN TRANSACTIONS

         Mr. Thomas, Senior Vice President, Quality Assurance and Regulatory Affairs, is a director and shareholder of Sierra Scientific Software, Inc. ("Sierra"). Sierra entered into a Software License Agreement dated June 30, 1993 with DepoTech pursuant to which Sierra provides DepoTech with certain scientific software and other software development services. Sierra earned an aggregate of approximately $112,715 in fiscal 1996. Mr. Thomas is a party to an employment agreement with the Company. See "Executive Officers--Employment Arrangements."

         Dr. Howell, a director of the Company, entered into a consulting agreement with the Company in November 1993 for a period of four years which was subsequently amended in May 1995. Pursuant to the amended agreement, the Company pays $40,000 per year to Dr. Howell for consulting services in connection with which Dr. Howell will serve as the senior medical advisor to the Company's Board of Directors and senior management. In addition, in November 1993, Dr. Howell received stock options for 30,000 shares of common stock, at an exercise price of $0.80 per share, vesting over four years. The amended agreement provides for continued payments to Dr. Howell and continued vesting of the stock options for a period of 12 months in the event the Company terminates the agreement. Dr. Howell also received a grant of 6,000 options in connection with the amendment of the agreement, and received an additional option grant of 600 and 4,375 shares in fiscal years 1995 and 1996, respectively. In addition, Dr. Howell was granted 2,850 options in fiscal 1997 for his service to the Company in fiscal 1996.

         Holders of 3,680,595 shares of Common Stock or their permitted transferees (the "Holders") are entitled to certain rights with respect to the registration of such shares under the Securities Act (taking into account the exercise of outstanding options). Under the terms of agreements between the Company and such Holders, if the Company proposes to register any of its securities under the Securities Act for its own account, such Holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. In addition, Holders of at least 30% of approximately 3,680,595 shares of Common Stock with demand registration rights may require the Company to prepare and file a registration statement under the Securities Act with respect to the shares entitled to demand registration rights, and the Company is required to use its best efforts to effect such registration, subject to certain conditions and limitations. The Company is not obligated to effect more than one of these shareholder-initiated registrations nor to effect such a registration within 90 days following an offering of the Company's securities. The Holders of approximately 3,680,595 shares of Common Stock may also request the Company to register such shares on Form S-3 provided the shares registered have an aggregate market value of at least $500,000. Generally, the Company is required to bear the expense of all such registrations. The registration rights of the Holders expire in October 2000.

         Officers and directors of the Company are indemnified pursuant to certain provisions of the California General Corporation Law and the Company's charter documents to the fullest extent permitted under California law.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market System. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1996 fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied except with regard (i) to Mr. Preuss, who filed two late Forms 4 (Statement of Changes of Beneficial Ownership and Securities) with respect to two transactions for shares received in a pro-rata distribution from a limited partnership of which Mr. Preuss was a limited partner, (ii) to Dr. Strijkert, who filed a late Form 5 (Annual Statement of Beneficial Ownership of Securities) with respect to one transaction relating to the cancellation of stock options, (iii) to Dr. Ettouati, who filed a late Form 3 (Initial Statement of Beneficial Ownership of Securities) with respect to his beneficial ownership position, and (iv) to Dr. Paradiso, who filed a late Form 3 (Initial Statement of beneficial Ownership of Securities) with respect to her beneficial ownership position.


                              SHAREHOLDER PROPOSALS

         Under the present rules of the SEC, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is expected to be December 7, 1997 (120 days prior to April 7, 1998). Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC and the procedure set forth in the Bylaws of the Company, which requires notice to be delivered or mailed and received at the Company's executive offices not less than 120 days prior to the date specified above. The date by which shareholders must submit proposals will be September 16, 1997.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.




                                       By Order of the Board of Directors


                                       /s/ Faye H. Russell
Dated:  April 7, 1997                  FAYE H. RUSSELL, ESQ.
                                       Secretary

                              DEPOTECH CORPORATION

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

                  AMENDED AND RESTATED AS OF FEBRUARY 26, 1997



                                   ARTICLE ONE
                                     GENERAL

I. PURPOSE OF THE PLAN

         This 1995 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of DepoTech Corporation, a California corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire or increase their proprietary interest in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).


II. GENERAL

         A. Effective Date. The Plan shall become effective on the first date on which shares of the Corporation's common stock are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the "Effective Date" of this Plan.

         B. Predecessor Plans. This Plan shall serve as the successor to the Corporation's 1991 Stock Option Plan, 1994 Stock Option Plan and 1995 Stock Option Plan (together, the "Predecessor Plans"), and no further option grants or share issuances shall be made under the Predecessor Plans from and after the Effective Date. Each outstanding option or share issuances under the Predecessor Plans immediately prior to the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options or share issuances under this Plan. However, each such option or share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of the holders of such incorporated options or shares with respect to their acquisition of shares of the Corporation's common stock or otherwise modify the rights or obligations of the holders of such options or shares.

         C. Definitions. For purposes of this Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

                  Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         D. No Limitation on Corporate Action. Neither the grant of options nor the issuance of any shares pursuant to this Plan shall in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         E. No Rights as Shareholder. The holder of an option grant under this Plan shall have none of the rights of a shareholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.


III. STRUCTURE OF THE PLAN

         A. Components of Plan. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two; the Automatic Option Grant Program specified in Article Three; and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's common stock at not less than 85% of the Fair Market Value of such shares on the grant date. Under the Automatic Option Grant Program, non-employee Directors will automatically be granted options to purchase Common Stock of the Corporation at 100% of the Fair Market Value on the grant date. Under the Stock Issuance Program, eligible individuals may be allowed to purchase shares of the Corporation's common stock at discounts from the Fair Market Value of such shares of up to 15%. Such shares may be issued as fully-vested shares or as shares to vest over time.

         B. Application of Certain Articles. The provisions of Articles One and Five of the Plan, except as otherwise expressly provided, shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program, and shall accordingly govern the interests of all individuals in the Plan.


IV. ADMINISTRATION OF THE PLAN

         A. Plan Administrator. The committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 insiders (the "Primary Committee") shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

         B. Committees. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program and Stock Issuance Program with respect to eligible persons other than Section 16 insiders (the "Secondary Committee"), or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

         C. Members of Committees. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and assume all powers and authority previously delegated to such committee.

         D. Service as Committee Members. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

         E. Authority. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, such programs and any outstanding option grants or stock issuances as it may deem necessary or advisable. Decisions of each Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and Stock Issuance Program or any outstanding option or stock issuance thereunder.

                  Each Plan Administrator shall have full authority to determine, (i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or a non-statutory option not intended to meet such requirements, the time or times at which and the circumstances under which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule and conditions to vesting (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

         F. Restriction on Discretion. The administration of the Automatic Option Grant Program under Article Three shall be self executing in accordance with the terms and conditions thereof and the Plan Administrator shall not exercise any discretionary functions in respect to matters governed by Article Three.


V. OPTION GRANTS AND STOCK ISSUANCES

         A. Eligible Persons. The persons eligible to receive stock issuances under the Stock Issuance Program ("Participant") and/or option grants pursuant to the Discretionary Option Grant Program ("Optionee") are as follows:

                  (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth or financial success of the Corporation (or its parent or subsidiary corporations);

                  (ii) non-employee members of the Board of Directors; and

                  (iii) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

         B. Eligible individuals under Automatic Option Grant Program. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to non-employee Board members who are elected to the Board at or after the annual meeting of shareholders held in 1997 and who, at the time of such election, have previously served on the Board for a minimum of six months.

         C. Limitation on Option Grants. Notwithstanding any other provision of this Plan, no individual shall be granted options to acquire more than one million (1,000,000) shares of stock hereunder.

VI. STOCK SUBJECT TO THE PLAN

         A. Shares Available. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,750,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI.

         B. Additional Available Shares. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section III of Article Two of the Plan), then the shares subject to the option not so exercised shall be available for subsequent option grant or share issuance under this Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section I.D of Article Five and all share issuances under the Plan, whether or not such shares are subsequently repurchased by the Corporation pursuant to repurchase rights, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grant or stock issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised.

         C. Adjustments. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, conversion or other change affecting the outstanding Common Stock, or any class of Common Stock as a class, without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under this Plan (including outstanding options incorporated into this Plan from the Predecessor Plans). Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

         D. Additional Possible Restrictions. Common Stock issuable under the Discretionary Option Grant Program or the Stock Issuance Program may be subject to such restrictions on transfer, repurchase rights or such other restrictions as determined by the Plan Administrator.


                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I. TERMS AND CONDITIONS OF OPTIONS

         Options granted to employees of the Corporation (or its parent or subsidiary corporations) pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in a form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

         A. Option Price.

                  (i) In General. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price for any share be less than eighty-five percent (85%) of the Fair Market Value of that share on the date of the option grant, provided that the Plan Administrator may fix the exercise price at less than 85% if the optionee makes a payment to the Company (including payment made by means of a salary reduction agreement) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

                  (ii) 10% Shareholder. If any individual to whom an option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation (or any one of its parent or subsidiary corporations), then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date.

                  (iii) How Payable. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Article Five, Section III and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                  - full payment in cash or check drawn to the Corporation's order;

                  - full payment in shares of Common Stock held for at least six
         (6) months and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                  - full payment in a combination of shares of Common Stock held for at least six (6) months and valued at Fair Market Value on the Exercise Date and cash or check; or

                  - full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subparagraph (iii), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

         B. Term and Exercise of Options. Each option granted under this Article Two shall have such term as may be fixed by the Plan Administrator, be exercisable at such time or times and during such period, and on such conditions, as is determined by the Plan Administrator and set forth in the stock option agreement evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date and no option granted to a 10% shareholder shall have a maximum term in excess of five (5) years from the grant date.

         C. Termination of Service.

                  (i) Except to the extent otherwise provided pursuant to
         Section V of this Article Two, the following provisions shall govern the exercise period applicable to any outstanding options under this Article Two which are held by the Optionee at the time of his or her cessation of Service or death.

                  - Should an Optionee's Service terminate for any reason (including death or permanent disability as defined in Section

         22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under the Plan, then none of those options shall (except to the extent otherwise provided pursuant to Section V of this Article Two) remain exercisable beyond the later of (i) the limited post-Service period designated by the Plan Administrator at the time of the option grant and set forth in the option agreement; or (ii) (A) ninety (90) days from the date of termination if termination was caused by other than the death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code) of such Optionee or (B) twelve (12) months from the date of termination if termination was caused by death or disability of Optionee.

                  - Any option granted to an Optionee under this Article Two and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the first anniversary of the date of the Optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                  - Notwithstanding the above, under no circumstances will any option be exercisable after the specified expiration date of the option term.

                  - During the limited post-Service period of exercisability, the option may not be exercised for more than the number of shares for which the option was exercisable on the date the Optionee's Service terminates. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

         (ii) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph (1) above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

         (iii) For purposes of the foregoing provisions of this Section I.C of Article Two (and for all other purposes under the Plan):

                  - The Optionee shall (except to the extent otherwise specifically provided in the applicable option or issuance agreement) be deemed to remain in the SERVICE of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an employee, a non-employee member of the Board or an independent consultant or advisor.

                  - The Optionee shall be considered to be an EMPLOYEE for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

         D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

         E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.


II. INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

         A. Eligibility. Incentive Options may only be granted to individuals who are employees of the Corporation.

         B. Option Price. The option price per share of any share of Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such share of Common Stock on the grant date.

         C. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Options granted to any employee after December 31, 1986, under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

         D. Application of Certain Articles. Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder. Any option designated as an Incentive Option but which fails to meet any requirement of this Section II or of the Internal Revenue Code for qualification as an Incentive Option shall nevertheless be a valid and outstanding option under the Plan and shall be treated as a non-statutory option.


III. CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under this Article Two covering the same or different numbers of shares of Common Stock but having an option price for each share which is not less than (i) eighty-five percent (85%) of the Fair Market Value of such share on the new grant date or (ii) one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option.


IV. STOCK APPRECIATION RIGHTS

         A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees under the Discretionary Option Grant Program may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

         B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section IV may be made in shares of any class of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised after the specified expiration date for the option.

         D. One or more officers of the Corporation subject to the short- swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over (as defined in Section II.B of Article Five) effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms of the instrument evidencing such grant.

         E. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section IV shall NOT be available for subsequent option grant under the Plan.

V. EXTENSION OF EXERCISE PERIOD

         The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under Section I.C.(i) of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.


                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

I. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

         A. Grant of Options. Each non-employee Board member who is elected to the Board at or after the annual shareholder meeting held in 1997 shall automatically be granted nonstatutory options to purchase 20,000 shares of Common Stock at the first such election in which such non-employee Board member is eligible to receive an Automatic Option Grant. Each continuing eligible non-employee Board member shall receive an additional grant of nonstatutory options to purchase 20,000 shares of Common Stock on the fifth anniversary of the date on which such person was last granted an option under this Article Three. The number of shares granted pursuant to this Automatic Grant Program shall be subject to periodic adjustment pursuant to the applicable provisions of
Section VI.C of Article One.

         B. Exercise Price. The exercise price per share of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

         C. Payment. The exercise price shall be payable in one of the alternative forms specified below:

                  (i) full payment in cash or check drawn to the Corporation's order;

                  (ii) full payment in shares of Common Stock held for at least six (6) months and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                  (iii) full payment in a combination of shares of Common Stock held for at least six (6) months and valued at Fair Market Value on the Exercise Date and cash or check; or

                  (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member

         (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income taxes required to be withheld by the Corporation in connection with such purchase and (B) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  For purposes of this Section I.C. of Article Three, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation, and the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section II.A of Article Five. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

         D. Option Term. Each automatic grant under this Article Three shall have a term of ten (10) years measured from the automatic grant date.

         E. Exercisability. Each option granted pursuant to this automatic option grant program shall become exercisable in a series of sixty (60) equal monthly installments during the optionee's period of service on the Board, with the first such installment to become exercisable one month after the automatic grant date. No option shall become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

         F. Effect of Termination of Board Membership. Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, such optionee shall have a six (6) month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option was exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding at the time of such cessation of Board service with respect to any shares for which the option is not then exercisable.

         Should the optionee die while serving as a member of the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the optionee's death. However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any option shares for which it is not otherwise at such time exercisable.

         In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with this paragraph G or (if earlier) upon the expiration of the ten (10) year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee's cessation of Board service.


II. LIMITED STOCK APPRECIATION RIGHT.

         A. Upon the occurrence of a Hostile Take-Over (as defined in Section II.B of Article Five), each non-employee Board member holding an automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender such option in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

         B. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.


                                  ARTICLE FOUR
                             STOCK ISSUANCE PROGRAM


I. TERMS AND CONDITIONS OF STOCK ISSUANCES

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

         A. Consideration. Shares of Common Stock shall be issued under the Plan for one or more of the following items of consideration, which the Plan Administrator may deem appropriate in each individual instance:

                  (i) cash or cash equivalents (such as a personal check or bank draft) paid to the Corporation;

                  (ii) in common stock of the Corporation valued at Fair Market Value on the date of issuance;

                  (iii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator;

                  (iv) past services rendered to the Corporation or any parent or subsidiary corporation;

                  (v) any combination of the above approved by the Plan Administrator.

                  Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the Fair Market Value of such shares, but in no event less than eighty-five percent (85%) of such Fair Market Value. Notwithstanding the foregoing, in the case of 10% shareholders, Shares must be issued at one hundred percent (100%) of Fair Market Value of such shares.

         B. Vesting Provisions.

                  1. Shares of Common Stock issued under this Article Four may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service (as such term is defined in Section I.C.(iii) of Article Two); provided, that such vesting must be at a rate of at least 20% per year over no more than five years from the date such shares are issued. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan, namely:

                  (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

                  (ii) the number of installments in which the shares are to vest,

                  (iii) the interval or intervals (if any) which are to lapse between installments,

                  (iv) any conditions or contingencies to vesting, and

                  (v) the effect which death, disability or other events designated by the Plan Administrator are to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

                  2. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to him or her under this Article Four, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction under Section I of Article Five shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under this Article Four, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. The Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Participant to the extent attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

                  4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.


II. TRANSFER RESTRICTIONS/SHARE ESCROW

         A. Escrow Arrangements and Legends. Unvested shares under this Article Four may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND TO (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED __________, 19__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

         B. Limited Transferability. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Article Four. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.


                                  ARTICLE FIVE
                                  MISCELLANEOUS

I.       CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER


         A. Assumption of Options. Each outstanding option which is assumed in connection with a Corporate Transaction (as defined below) or is otherwise to continue in effect following a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

         B. Acceleration of Options. In the event of any Corporate Transaction the exercisability of each option grant at the time outstanding under this Plan which is not continued under paragraph A above shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all option grants under this Plan shall terminate and cease to be outstanding. The Plan Administrator may, in its discretion, extend the provisions of this paragraph B to options outstanding under the Predecessor Plans.

         C. Corporate Transaction. A Corporate Transaction means:

                  (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                  (ii) the sale, transfer or disposition of all or substantially all of the assets of the Corporation, or

                  (iii) any reverse merger in which the Corporation is the surviving entity but in which the holders of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured immediately prior to such merger) transfer ownership of those securities to person or persons not otherwise part of the transferor group.

         D. Change in Control. Except as otherwise provided by the Plan Administrator in agreements governing the grant of discretionary option grants or stock issuances, in connection with any Change in Control of the Corporation, the exercisability of each option grant at the time outstanding under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Similarly, all unvested shares issued under the Plan shall automatically vest immediately prior to the effective date of the Change in Control. For purposes of this Article Five, a Change in Control shall be deemed to occur in the event:

                  (i) a Hostile Take-Over (as defined below)

                  (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

The provisions of this paragraph D shall apply to option grants and/or stock issuances under the Predecessor Plans only to the extent expressly extended thereto by the Plan Administrator.


II. CERTAIN DEFINITIONS

         A. Fair Market Value. The FAIR MARKET VALUE of a share of Common Stock shall be determined in accordance with the following provisions:

                  - If shares of the Class of Common Stock to be valued are not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of a share of that class on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the series on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  - If shares of the class of common stock to be valued are at the time listed or admitted to trading on any national stock exchange, then the fair market value of a share of that class shall be the closing selling price per share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of a share of the class on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  - If shares of the series of common stock to be valued at the time are neither listed nor admitted to trading on any stock exchange nor traded on the Nasdaq National Market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, which may include independent professional appraisals.

         B. Hostile Take-Over. A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

         C. Take-Over Price. The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (a) the fair market value per share on the option surrender date, as determined pursuant to the valuation provisions of Section II.A of this Article Five, or (b) the highest reported price per share paid by the tender offeror in effecting such Hostile Take- Over.


III. LOANS OR GUARANTEE OF LOANS

         A. Loans or Guarantees. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Article Two Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Article Four Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans and installment payments may be granted with or without security or collateral (other than to individuals who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

         B. Discretion of Plan Administrator. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.


IV. TAX WITHHOLDING

         A. Withholding. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Discretionary Option Grant Program or the Automatic Option Grant Program or upon direct issuance under the Stock Issuance Program shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

         B. Withholding of Shares Otherwise Issuable. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of outstanding option grants under the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the optionee) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more option holders may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the fair market value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.


V. AMENDMENT OF THE PLAN AND AWARDS

         A. Amendment. Except as herein provided, the Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. No amendment or modification may adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval if so determined by the Board or pursuant to applicable laws or regulations.

         B. Limitation on Amendment of Options. Notwithstanding Article Five,
Section V.A, neither the provisions of the Automatic Option Grant Program nor the options outstanding under Article Three may be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or any rules thereunder.

         C. Escrow Prior to Shareholder Approval. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and
(ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.


VI. EFFECTIVE DATE AND TERM OF PLAN

         A. Effective Date. This Plan, as successor to the Company's Predecessor Plans, shall become effective as of the Effective Date, and no further option grants shall be made under the Predecessor Plans after such Effective Date. If shareholder approval of this Plan is not obtained within twelve (12) months after the date this Plan is adopted by the Board, then each option granted under this Plan from and after the Effective Date shall terminate without ever becoming exercisable for the option shares and all shares issued hereunder shall be repurchased by the Corporation at the purchase price paid, together with interest (at the applicable Short Term Federal Rate). However, in the event such shareholder approval is not obtained, the Predecessor Plans shall continue in effect in accordance with the terms and provisions last approved by the Corporation's shareholders, and all outstanding options and unvested stock issuances under the Predecessor Plans shall remain in full force and effect in accordance with the instruments evidencing such options and issuances.

         B. Predecessor Plans. Each outstanding option and share issuance under the Predecessor Plans immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as an outstanding option or share issuance under this Plan. However, each such option or share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and except as otherwise expressly provided in this Plan, no provision of this Plan shall affect or otherwise modify the rights or obligations of the holders of such options or shares with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or obligations of the holders of such options or shares.

         C. Applicability of Certain Procedures to Predecessor Plans. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-statutory options outstanding under the Predecessor Plans and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the Predecessor Plans.

         D. Termination. The Plan shall terminate upon the earlier of (i) the tenth anniversary of the Effective Date or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Discretionary Option Grant Program or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.


VII. USE OF PROCEEDS

         Cash proceeds received by the Company from the sale of shares under the Plan shall be used for general corporate purposes.


VIII. REGULATORY APPROVALS

         A. Regulatory Approvals. The implementation of the Plan, the granting of any option under the Discretionary Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

         B. Federal and State Securities Laws. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.


IX. NO EMPLOYMENT/SERVICE RIGHTS

         Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.


X. MISCELLANEOUS PROVISIONS

         A. Successors. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                              DEPOTECH CORPORATION                        PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Edward L. Erickson and Dana S. McGowan jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of DepoTech Corporation to be held on Wednesday, May 14, 1997, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3

1.  Election of Directors:

    Nominees: Roger C. Davisson, George W. Dunbar, Jr., Edward L. Erickson, Stephen B. Howell, M.D., Fred A Middleton, Peter Preuss and Pieter J. Strijkert, Ph.D.

    [ ] Vote FOR all nominees above      [ ] Vote WITHHELD from all nominees
        (except as withheld in the
        space below)

    Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

------------------------------------------------------------------------------

2.  Approval of amendments to the Company's 1995 Stock Option/Stock Issuance
    Plan.

         [ ]  Vote FOR          [ ]  Vote AGAINST          [ ]  ABSTAIN

3. Ratification and approval of the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1997.

         [ ]  Vote FOR          [ ]  Vote AGAINST          [ ]  ABSTAIN


                     (Please sign and date on reverse side)


    UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND WILL BE VOTED BY THE PROXY/HOLDER AT HIS DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

                                Dated: _______________________________, 19_____

                                _______________________________________________
                                Signature of Shareholder

                                _______________________________________________
                                Printed Name of Shareholder

                                _______________________________________________
                                Title (if appropriate)

                                Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

                       CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]